Exhibit 10(h)

REVOLVING LINE OF CREDIT PROMISSORY NOTE AND SECURITY AGREEMENT (UNSECURED)

Borrower:	Frederick County Bancorp, Inc.	Lender:	Atlantic Central Bankers Bank
	P.O. Box 1100		1400 Market Street
	Frederick, MD 21702		P.O. Box 1109
Camp Hill, PA 17001-1109

PRINCIPAL AMOUNT: $4,000,000.00		DATE OF NOTE: July 22, 2009

PROMISE TO PAY.  For value received, Frederick County Bancorp, Inc. (“Borrower”), a Maryland corporation organized as the holding company of Frederick County Bank (the “Bank”), hereby agrees to pay to Atlantic Central Bankers Bank, a state banking institution chartered in the Commonwealth of Pennsylvania, (“Lender”) the sum of Four Million and No/100 Dollars ($4,000,000.00), or so much of the principal as may be outstanding, together with interest on the outstanding principal balance of each advance made by Lender under this Revolving Line of Credit Promissory Note and Security Agreement (Unsecured) (“Note”) at the rate set forth in this Note from the date of each advance by Lender under this Note until the principal balance of each advance under this Note is paid in full.

1.               INTEREST. The interest rate on the principal of this Note is subject to change from time to time based on changes in the Index set forth in this Note. The interest rate on the Loan mayo r may not be the lowest rate available at any given time by Lender to its customers. Borrower understands that Lender may make other similar loans to other customers at interest rates different than the interest rate provided for in this Note. The interest rate is a variable interest rate equal to the sum of: New York Wall Street Journal Prime Rate (the “Index”) plus one half of one percent (0.50%), subject to a floor of four and one-quarter of one percent (4.25%). Under no circumstances will the interest rate on this Note exceed the maximum interest permitted under the laws of the Commonwealth of Pennsylvania. The interest rate will be computed on a year consisting of 360 days with interest charged and billed based on the actual number of days elapsed.  Under no circumstances will the interest rate on the Note exceed the maximum interest permitted under the laws of the Commonwealth of Pennsylvania.

2.               PAYMENT. Borrower will pay this Loan in one payment of all outstanding principal plus all accrued unpaid interest on July 22, 2010. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning September 1, 2009, with all subsequent interest payments to be due on the same day of each month thereafter. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal and any remaining amount to any unpaid collection costs and late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

3.               PREPAYMENT PENALTY. Borrower may at any time prepay any part or the entire principal due under this Note without any premium or penalty. Any prepayments shall first be applied to interest, late charges and costs, if any, and then to principal.

4.   LATE CHARGE. If any payment to be made under this Note, including any balloon payment, is fifteen (15) or more days late, a late charge will be automatically assessed on the sixteenth day. The late charge will be the greater of $25.00 or 5% of the payment not made.

5.  REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the best of its knowledge, information and belief as follows:

5.1 Judgments. There are no judgments, injunction or similar order or decrees outstanding against Borrower and there are no claims, actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its properties which, if determined adversary to Borrower, could result in any material adverse change in Borrower’s financial condition, property or ability to perform its obligations under this Note and other agreements, and Borrower is not, to its knowledge, in violation of or default under any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental agency.

5.2 Financial Statements. The Borrower will furnish to Lender

a.                                       as soon as available, but in any event not later than 90 days after the close of each fiscal year of the Borrower, the annual audit report of the Borrower containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and related consolidated statements of income, cash flow, and changes in shareholders’ equity of the Borrower and its Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis, and certified without exception or qualification by independent certified public accountants selected by the Borrower and satisfactory to Lender;

b.                                      as soon as available, but in any event not later than 30 days after the close of each quarter of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period and related consolidated statement of income for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, prepared in accordance with GAAP applied on a consistent basis (excluding disclosures in footnotes), and certified by the principal financial or accounting officer of the Borrower (subject to normal year-end adjustments);

c.                                       concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of the officer who certified such statements, setting forth the Bank’s (i) total risk-based capital ratio, (ii) Tier 1 risk-based capital ratio, and (iii) Tier 1 leverage ratio, computed in accordance with the regulations and policies of the Federal Reserve; and

d.                                      from time to time, such additional financial and other information as Lender may reasonably request.

5.3 Capital. The Borrower will cause the Bank at all times to be “well capitalized’’ as determined in accordance with the regulations of the Federal Reserve. The Borrower will also cause the Bank to (i) have total risk-based capital of at least 10% at all times, (ii) to have a Tier 1 risk-based capital ratio of at least 6.0% at all times, and (iii) to have a Tier 1 leverage ratio of at least 5.0% at all times

5.4 Notice of Regulatory Action. The Borrower shall promptly notify the Lender of any action or proposed action taken by any federal or state bank regulatory agency with respect to the Borrower, the Bank or any of its directors or officers, including without limitation any cease and desist order, civil monetary penalty, memorandum of understanding, or consent agreement.

6. INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to five percentage points (5%) over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. If judgment is entered in connection with this Note, interest will continue to accrue on this Note after judgment at the interest rate applicable to this Note at the time judgment is entered.

7. DEFAULT. A default under this Note shall be defined to include one, several or all of the following (“Events of Default”):

7.1 Payment Default. If the Borrower fails to make any payment of principal and/or interest when due under this Note.

7.2 Enforcement Action. The Borrower, the Bank or any of its directors or officers shall have agreed to, entered into or become subject to any cease or desist order, or memorandum of understanding with any federal or state bank regulatory authority having jurisdiction with respect to the Bank or the Borrower, including without limitation the Federal Deposit Insurance Corporation, with respect to the financial condition or operations of the Bank or the Borrower.

7.3 Other Defaults. If the Borrower fails to: (a) comply with or to perform any other term, obligation, covenant, commitment or condition contained in this Note or in any documents executed by Borrower in connection with this Note or in connection with the Loan evidenced by this Note; or (b) fails to comply with or perform any term, obligation, covenant, commitment or condition contained in any other agreement between Borrower and Lender.

7.4 Default in Favor of Third Parties. Borrower or any grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

7.5 False Statements. If any warranty, representation or statement made, furnished or extended by Borrower, or on behalf of Borrower, to Lender set forth in this Note or in any documents executed by and/or delivered by Borrower to Lender in connection with this Note or in connection with the Loan evidenced by this Note: (a) is untrue, false and/or misleading in any material respect at the time the warranty, representation or statement is made; or (b) subsequently becomes untrue, false and/or misleading in any material respect.

7.6 Death or Insolvency. If the Borrower is an individual: (a) the death of the Borrower or (b) the filing by or against Borrower of any federal bankruptcy proceeding. If the Borrower is a general, limited or limited liability partnership, a corporation or a limited liability company: (a) the dissolution, whether voluntary or involuntary, of Borrower, (b) the cessation of Borrower’s business, (c) the appointment of a receiver for Borrower or any of Borrower’s assets, (d) the assignment by Borrower of Borrower’s assets for the benefit of creditors, (e) the filing of any dissolution, whether voluntary or involuntary, receivership, winding up or liquidation proceedings by or against Borrower and/or (f) the filing by or against Borrower of any federal and/or state insolvency and/or bankruptcy proceeding.

7.7 Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

7.8 Events Affecting Guarantor. Intentionally omitted.

7.9 Change in Ownership. Any change in ownership interest of twenty-five percent (25%) or more of the common stock of Borrower.

7.10 Adverse Change. If there is a material adverse change in the financial condition of Borrower of this Note or a change in the value and/or condition of any assets of borrower pledged to Lender to secure this Note, which in the sole discretion of Lender, Lender determines to reasonably impair the prospect of payment in full of this Note.

7.11 Loan to Value & Margin Requirement. Intentionally omitted.

7.12 Insecurity. Lender in good faith believes itself insecure.

7.13 Entry of Judgment. Entry of any judgment against Borrower and a determination by Lender that the same, when taken together with all other judgments outstanding against Borrower, could result in any material adverse change in Borrower’s financial condition, property or ability to pay and perform its obligations to Lender, unless such judgment shall have been discharged or execution thereof stay within thirty (30) days after entry thereof or discharged within thirty (30) days after the expiration of any such stay.

8. CONFESSION OF JUDGMENT. Intentionally omitted.

9. LENDERS RIGHTS. Upon a default, and without the need for Lender to issue any notice to or demand upon Borrower, except as may be required by law: (1) the entire amount of unpaid principal and all accrued and unpaid interest, as well as all late charges and costs, if any, shall be immediately due and payable in full, thus abrogating any amortization provisions set forth in Paragraph 2 of this Note; (2) the interest rate on the unpaid principal shall be automatically increased by 3.00 percentage points above the interest rate in effect on the date of default; and (3) Lender may exercise any and all rights and remedies available to Lender under the statutes and Rules of Civil Procedure of the Commonwealth of Pennsylvania and as provided for in this Note. All remedies available to Lender are cumulative. Lender is under no obligation to proceed first against any collateral described in Paragraph 10 of this Note prior to proceeding against Borrower or any assets of Borrower not pledged by Lender.

10. RIGHT OF SET OFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges and transfers to Lender all of Borrower’s right, title and interest in and to all of Borrower’s present and future accounts, funds and assets of Borrower in possession of Lender, except any trust accounts or funds or assets which Lender holds as a fiduciary, to secure this Note. Borrower hereby authorizes and empowers Lender, to the extent permitted by law and by this Note, to charge or setoff all sums owing on this Note against any and all such accounts, funds and assets, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided for in this paragraph.

11. CROSS DEFAULT. A default under this Note is a default under all present and future obligations, agreements, instruments and commitments of Borrower to Lender.

12. COLLATERAL. Intentionally omitted.

13. CROSS COLLATERAL. Intentionally omitted.

14. LOAN TO VALUE RATIO. Intentionally omitted.

15. INTEREST RATE ON JUDGMENT. The interest rate on any judgment entered on this Note by confession or otherwise shall be the default rate as defined in Paragraph 6 provided for in the Note, which is in effect as of the date of judgment.

16. JURISDICTION AND VENUE. Borrower acknowledges that this Note was executed and delivered to Lender and accepted by Lender at Lender’s office in Camp Hill, Pennsylvania. If there is a lawsuit arising directly or indirectly out of or based directly or indirectly on this Note or the Loan by Lender to Borrower evidenced by this Note, Borrower agrees that the exclusive and sole jurisdiction and venue for any lawsuit involving Borrower, whether as plaintiff or defendant, shall reside either in the Court of Common Pleas of Cumberland County, Pennsylvania or the United States District Court for the Middle District of Pennsylvania. This Note shall be construed and interpreted under the laws of the Commonwealth of Pennsylvania.

17. WAIVER OF JURY TRIAL. Borrower knowingly and intelligently waives any trial by jury with regards to any lawsuit arising directly or indirectly out of or based directly or indirectly on this Note or the Loan by Lender to Borrower evidenced by this Note, whether the lawsuit involves Borrower as a defendant or plaintiff.

18. COUNSEL FEES AND COSTS. Borrower agrees to pay upon demand all of Lender’s costs and expenses, including attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Note and all documents executed by Borrower in connection with the Loan evidenced by this Note. Lender may pay someone else to help enforce this Note and all documents and instruments executed by Borrower in connection with the Loan evidenced by this Note and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses, whether or not there is a lawsuit, and attorneys’ fees and legal expenses for any bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment or post-appeal collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

19. DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $30.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

20. NATURE OF LOAN. The obligation evidenced by this Note does not represent or evidence a “consumer credit transaction” as that term is defined in Rule 2950 of Pennsylvania Rules of Civil Procedure but rather a business lending transaction.

21. WAIVERS. Borrower hereby waives all notices with regards to this Note, including but not limited to presentment, demand for payment, protest, notice of dishonor and/or any notices relating to commercial paper under Article 3 of the Uniform Commercial Code, as enacted in the Commonwealth of Pennsylvania. Additionally, Borrower waives any and all notices required under Article 8 and/or Article 9 of the Uniform Commercial Code with regards to the collateral described in Paragraph 12 hereof, and/or disposition of the collateral described in Paragraph 12 hereof. Borrower hereby waives the equitable and legal doctrines of election of remedies and marshalling of assets.

22. MISCELLANEOUS PROVISIONS. The failure of Lender to enforce any right under this Note or under any documents executed by Borrower in connection with the Loan evidenced by this Note shall not be deemed a waiver of Lender’s right under this Note or otherwise. Caption headings in this Note are for convenience purposes only and are not to be used to interpret or define the provisions of this Note and do not constitute any part of the terms of this Note. This Note shall be binding upon the heirs, successors, personal representatives and assigns of Borrower. This Note shall inure to the benefit of Lender and its successors and assigns. In the event anyone or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but the Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein. This Note shall be governed by, construed, interpreted and enforced according to the laws of the Commonwealth of Pennsylvania.

23. STOCK POWER. Intentionally omitted.

24. LINE OF CREDIT.  This Note evidences a revolving line of credit.  Advances under this Note, as well as, directions for payment from Borrower’s accounts, must be requested in writing by Borrower or by an authorized person. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer printouts. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith believes itself insecure.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER HAS READ AND UNDERSTOOD ALL OF THE PROVISIONS OF THIS NOTE. EACH BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS NOTE. THIS NOTE IS EXECUTED UNDER SEAL AND IT IS INTENDED THAT THIS NOTE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

BORROWER

Frederick County Bancorp, Inc.

By:	/s/ William R. Talley, Jr.

Name: William R. Talley, Jr.
Title: EVP and CFO